Exhibit 10.3
KAISER ALUMINUM CORPORATION
Amendment
to
Awards Granted Prior to 2008
under the
2006 Equity and
Performance Incentive Plan
December 31, 2008
     WHEREAS, the terms of each Award granted under the 2006 Equity and Performance Incentive Plan (as amended and restated, the “Plan”) of Kaiser Aluminum Corporation (the “Company”) prior to 2008 (other than Awards granted to non-employee directors) and remaining in effect on the date hereof (collectively, the “Applicable Awards”) provide the Company with the unqualified right to set off certain amounts payable to the Company as a result of any Detrimental Activity by the applicable Participant against any amounts that may be owing from time to time by the Company to such Participant; and
     WHEREAS, the Company desires to amend the Applicable Awards to qualify such right of set off so that the Applicable Awards comply with Section 409A of the Code and are consistent with the requirements for avoiding accelerated taxes and penalties under Section 409A of the Code; and
     WHEREAS, under Section 19(g) of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may so amend the terms of any Award granted under the Plan without the consent of the applicable Participant so long as such amendment does not impair the rights of such Participant; and
     WHEREAS, the amendment of the Applicable Awards contemplated hereby does not impair the rights of any Participant; and
     WHEREAS, the Compensation Committee has approved the amendment of the Applicable Awards contemplated hereby.
     NOW, THEREFORE, the Evidence of Award for each of the Applicable Awards is hereby amended to add the following sentence to the end of the section thereof captioned “Detrimental Activity”:
“Notwithstanding anything to the contrary in this Agreement, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), the Company may not set off amounts payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant that are “deferred compensation” within the meaning of Section 409A of the Code.”

Except as specifically amended hereby, the Evidence of Award for each of the Applicable Awards shall continue in full force and effect. All capitalized terms used herein shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the date first written above.

KAISER ALUMINUM CORPORATION
By:	/s/ John M. Donnan
	Name:	John M. Donnan
	Title:	Senior Vice President and General Counsel